UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported): 04-15-22

Turner Valley Oil & Gas, Inc.
(Exact name of Registrant as specified in its charter)

Commission File Number: 0-30891

Nevada	91-1980526
(Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

5900 Balcones Drive, Suite 4503, Austin,TX 78731

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 1-352-561-8896

INTRODUCTION

This Registrant (Reporting Company) has elected to refer to itself, whenever possible, by normal English pronouns, such as “We”, “Us” and “Our”. This Form 8-K may contain forward-looking statements. Such statements include statements concerning plans, objectives, goals, strategies, future events, results or performances, and underlying assumptions that are not statements of historical fact. This document and any other written or oral statements made by us or on our behalf may include forward-looking statements which reflect our current views, with respect to future events or results and future financial performance. Certain words indicate forward-looking statements, words like “believe”, “expect”, “anticipate”, “intends”, “estimates”, “forecast”, “projects”, and similar expressions.

Item 1.01. Entry into a Material Definitive Agreement.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On Wednesday, April 6, 2022, Turner Valley Oil & Gas, Inc. D.B.A Turner Venture Group, Inc. (the “Company”), entered into and closed a Purchase of Sale Agreement (the “Purchase Agreement”) with Herban Healing, LLC (“Herban”). The Purchase Agreement provides for the purchase of some of Herban’s units by the Company pursuant to certain terms and conditions.

Full Purchase and Sale Agreement available here:

https://www.otcmarkets.com/stock/TVOG/disclosure

There was no material relationship between Herban and the Company or any of the Company’s affiliates, directors, or officers, or any associate of the Company’s directors or officers.

The description of the Purchase Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which has been filed with the OTC Markets. This summary is not intended to modify or supplement any factual disclosures about the Company, and should not be relied upon as disclosure about the Company without consideration of the periodic and current reports and statements that the Company files with the SEC. The terms of the Purchase Agreement govern the contractual rights and relationships between, and allocate risks among, the parties thereto in relation to the transactions contemplated thereby. In particular, the representations and warranties made by the parties to each other in the Purchase Agreement reflect negotiations between, and are solely for the benefit of, the parties thereto and may be limited or modified by a variety of factors, including subsequent events, information included in public filings, disclosures made during negotiations among the parties, correspondence between the parties and disclosure schedules to the Purchase Agreement. Accordingly, such representations and warranties may not describe the actual state of affairs at the date they were made or at any other time and should not be relied upon as statements of fact.

Item 7.01. Regulation FD Disclosure.

On Monday, April 18, 2022, the Company plans to issue a press release announcing the acquisition. The full text of the press release, dated April 18, 2022 is attached as Exhibit 99 to this Current Report on Form 8-K and is incorporated by reference herein. The information in this Item 7.01 and in Exhibit 99 to this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

2

The information in this report and the exhibit hereto may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such statements are made based on the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results or events may differ from those anticipated by forward-looking statements. Please refer to the last paragraph of the attached press release and various disclosures by the Company in its press releases, stockholder reports, and filings with the Securities and Exchange Commission for information concerning risks, uncertainties, and other factors that may affect future results.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors or Certain Officers

On January 1st, 2022 James Smith stepped down as Interim Chief Executive Officer of Turner Venture Group, Inc. (the “Company”) effective as of January 1, 2022.

Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 1st, 2022, the Board appointed Jordan P. Balencic, D.O., age 35, as Chairman and Chief Executive Officer of the Company. These appointments are effective as of January 1, 2022.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release Issued by the Company on April 18, 2022 Announcing Acquisition

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this Form 8-K has been signed below by the following person(s) on behalf of the Registrant and in the capacity and on the date indicated.

Turner Valley Oil & Gas, Inc. D.B.A. Turner Venture Group, Inc.

Dated: 04/15/2022	By:	/s/ Jordan Balencic, D.O.
Jordan Balencic,
D.O. - Chairman & CEO

4